UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
May 26, 2021
Date of Report (date of earliest event reported)
XPEL, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38858	20-1117381
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

618 W. Sunset Road
San Antonio	Texas	78216
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (210) 678-3700
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XPEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 27, 2021, XPEL, Inc. (the “Company”) convened its 2021 annual meeting of stockholders (the “Annual Meeting”). The results of the matters voted on at the Annual Meeting, based on the presence, in person or by proxy, of holders of record of 21,197,160 of the 27,612,597 shares of the Company’s common stock entitled to vote as of April 7, 2021, the record date, were as follows:

1. To elect as directors to the Company’s Board of Directors the five nominees named below for a term of one year:

	For	Withhold	Broker Non-Vote
Ryan L. Pape	18,707,416	104,546	2,385,198
Mark E. Adams	16,065,023	2,746,939	2,385,198
John A. Constantine	15,955,360	2,856,602	2,385,198
Richard K. Crumly	18,655,366	156,596	2,385,198
Michael A. Klonne	17,850,270	961,692	2,385,198

2. To ratify the appointment of Baker Tilly US LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2021:

For	Against	Abstain
21,163,050	31,620	2,490

Item 7.01 Regulation FD Disclosure

The Company used the materials attached to this report as Exhibit 99.1 at the Annual Meeting. The furnishing of these materials is not intended to constitute a representation that such furnishing is required by Regulation FD or other securities laws, or that the presentation materials include material investor information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information in the future.

The information in this Report (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of the Section. The information in this Report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01 Other Events

On May 26, 2021, Ryan L. Pape, the Company’s President, Chief Executive Officer and Chairman of the Board, adopted a Rule 10b5-1 trading plan (the “Pape Plan”) with a broker to sell up to 90,000 shares of common stock of the Company. Mr. Pape has advised the Company that he entered into the Pape Plan as part of his personal long-term investment strategy for asset diversification and liquidity.

Pursuant to the Pape Plan, the brokerage firm may sell up to 90,000 shares during eight selling periods beginning on June 30, 2021 and ending on February 28, 2022. Any unsold shares that remain at the end of a selling period will be carried over to a subsequent trading date and when the limit price is met but only until February 28, 2022 at which time the Pape Plan will terminate. Mr. Pape will have no control over the timing of his stock sales under the Pape Plan, and all transactions under the Pape Plan will be reported by Mr. Pape through individual Form 4 and Form 144 filings with the Securities and Exchange Commission.

On May 27, 2021, Richard K. Crumly, a director of the Company, adopted Rule 10b5-1 trading plans with a broker to sell up to 2,280,000 shares of common stock of the Company beneficially owned by him, subject to daily and/or monthly volume limitations. In addition, Mr. Crumly’s spouse adopted a Rule 10b5-1 trading plan to sell up to 120,000 shares of common stock of the Company, subject to daily and monthly volume limitations. Mr. Crumly and his spouse have advised the Company that they entered into these plans as part of their personal long-term investment strategy for asset diversification and liquidity.

Pursuant to the first of Mr. Crumly’s plans, Carpe, LLC, for which Mr. Crumly has advised the Company that he is a control person, the brokerage firm may sell up to an aggregate of 1,140,000 shares beneficially owned by him, beginning on June 27, 2021 and ending on June 27, 2022. Pursuant to the second of Mr Crumly’s plans, ADAMAS, LLC, for which Mr. Crumly has advised the Company that he is the control person, the brokerage firm may sell up to 1,140,000 shares beneficially owned by him, beginning on June 27, 2021 and ending on June 27, 2022. Under Mr. Crumly’s spouse’s plan, the brokerage firm may sell up to 120,000 shares during the period beginning on June 27, 2021 and ending on December 31, 2021. Mr. Crumly has advised the Company that he does not have any voting or dispositive power over his spouse’s shares and disclaims beneficial ownership of all such shares. Mr. Crumly and his spouse will have no control over the timing of these stock sales under their respective plans, and all transactions under these plans will be reported through Form 4 and Form 144 filings with the Securities and Exchange Commission.

All of these plans are intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Rule 10b5-1 allows corporate insiders to establish prearranged written stock trading plans.

A Rule 10b5-1 plan must be entered into in good faith at a time when the insider is not aware of material, non-public information. Subsequent receipt by the insider of material, non-public information will not prevent prearranged transactions under Rule 10b5-1 from being executed. Using a Rule 10b5-1 Plan, individuals can prudently and gradually diversify their investment portfolios over an extended period of time.

  Item 9.01. Financial Statements and Exhibits

    (d) Exhibits

The following exhibit is to be filed as part of this Form 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
99.1	Annual Meeting Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPEL, Inc.

Dated: May 28, 2021	By: /s/ Barry R. Wood
Barry R. Wood
Senior Vice President and Chief Financial Officer